Exhibit 99.1

Quest Solution Reports Second Quarter Results

Revenues increase 39% to $18.9 million;

Company continues to improve balance sheet

EUGENE, Ore., August 23, 2016 - — Quest Solution, Inc, “The Company” (OTCBB: QUES), today announced financial results for the three and six months ended June 30, 2016.

Second Quarter and Subsequent Highlights

●	Net revenues of $18.9 million, an increase of 39% compared to the prior year period

●	Cash flow from operations for the first six months of 2016 of $2.6 million compared to $1.6 million for the first six months of 2015

●	Strengthened the balance sheet by converting approximately $4.5 million of outstanding debt into new Series C Preferred Stock

●	Additional debt reductions of $0.6 million from forbearances

●	Continuation of the restructuring plan that will result in additional cost savings of $0.9 million

●	Net loss for the three months ended June 30, 2016 of $4.4 million

●	Adjusted EBITDA for the three months ended June 30, 2016 of $0.4 million representing 2.1% of net revenues, an improvement of $0.5 million over Q1-2016

Second Quarter and Year-to-Date 2016- Select Financial Results

(In thousands, except share and per share data)

	Three Months Ended 6/30/2016	Three Months Ended 6/30/2015	Six Months Ended 6/30/2016	Six Months Ended 6/30/2015
Revenues	$18,896,354	$13,557,615	$37,290,916	$24,233,585
Gross profit	$3,971,164	$3,330,810	$7,789,178	$18,508,170
Gross profit margin	21.0%	24.6%	20.9%	23.6%
Net loss	$(4,317,518)	$(285,449)	$(5,820,247)	$(707,531)
Adjusted EBITDA	$399,597	$600,912	$247,870	$638,222

EPS - basic	$(0.12)	$(0.01)	$(0.16)	$(0.02)
Weighted average shares outstanding - basic	36,842,209	35,414,484	36,885,105	35,224,128

Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the financial tables included below for the Company’s GAAP financial statements and a reconciliation of GAAP results to Non-GAAP measures.

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“We continue to grow our customer base and deepen our market penetration, as revenues increased by 39%,” stated Gilles Gaudreault, Chief Executive Officer of Quest Solution, Inc. We remain focused on driving sales and realizing cost efficiencies across the enterprise, and I am encouraged with our progress so far this year.

In the second quarter, the Company took significant action to reduce executive overhead and implemented further cost rationalization initiatives by initiating the transfer of the Montreal ribbon production facility to Ajax, Ontario. In effect, the Montreal facility will become a distribution center for the northeast market and this decision will result in eventual savings of $0.3 million on an annualized basis. This move will be completed in the later part of the third quarter. In addition, the Company will further reduce its headcount to right-size the Company’s cost structure, reduce its rental expenses, and eliminate certain redundancies caused by the multiple past business acquisitions. The cost savings from the headcount reduction is $0.6 million on an annualized basis. As a result, the Company recorded a restructuring charge of $0.6 million in the second quarter to realize the streamlining initiatives. The streamlining efforts will continue for the second half of the year as well. In addition, for the period ended June 30, 2016, the goodwill in relation to the Company’s investments in ViascanQdata was impaired by $2.3 million. The impairment charge is non cash and was driven by certain economic factors related to the operations of ViascanQdata. The Company expects to retain the services of an independent valuation firm to determine the fair value of these identifiable intangible assets acquired as part of the business acquisition.

“We also took proactive steps to improve our balance sheet and capital structure,” added Mr. Gaudreault. “The conversion of $4.5 million in debt into a new Series C Preferred Stock and the forbearance of $0.6 million in notes helped to reduce the debt load and improve the debt to equity ratio of the Company. The debt reduction efforts were completed in the latter part of June, so we expect to report reductions in our interest expense in the second half of the year. With an increasingly solid balance sheet, a streamlined capital structure and strong sales and delivery organizations, we are well-positioned to grow our business profitably.”

Second Quarter and Year-to-Date Financial Results

Revenues

Revenues for the three months ended June 30, 2016 increased 39% to $18.9 million compared to $13.6 million for the three months ended June 30, 2015. Approximately $3.9 million of the increase came from the ViascanQData acquisition and the balance of the increase was due to significant enterprise account wins that occurred within the quarter. Revenue for both periods was generated from the sales of hardware, software, consumables (labels, tags and ribbons) and related services by the Company to its customers. Net Revenues for the six-month period ended June 30, 2016 increased 54% to $37.3 million compared to $24.2 million for the six months ended June 30, 2015. Approximately $7.4 million of the increase came from the ViascanQData acquisition.

Gross Margin

Gross profit margin for the three months ended June 30, 2016 was 21.0% of revenue compared to 24.6% for the three months ended June 30, 2015 with the decrease the result of the product and customer mix. For the first six months of 2016, gross profit margin was 20.9% of total revenues compared to 23.6% in the first six months of 2015.

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Net loss

Net loss for the three-month period ended June 30, 2016 was $4.4 million compared to $0.3 million for the three months ended June 30, 2015. The increase in the net loss is primarily attributable to a goodwill impairment charge of $2.3 million related to the ViascanQdata acquisition, the restructuring charge of $0.6 million related to the cost reduction program and $0.8 million from non-cash charges of amortization and interest costs. Net loss for the six-month period ended June 30, 2016 was $5.8 million compared to $0.7 million for the six months ended June 30, 2015. The increase in net loss is attributable to same factors as for the quarter.

EBITDA

The company’s operating expenses during both the three and six month periods ended June 30, 2016 and 2015 included non-cash expenses including depreciation, amortization of acquisition intangibles and stock-based compensation for employee and director stock options and one-time non recurring costs.

Without the effect of these non-cash expenses, the Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization (“Adjusted EBITDA”) for the three months ended June 30, 2016 was $0.4 million compared to $0.6 million for the three months ended June 30, 2015. Adjusted EBITDA for the six months ended June 30, 2016 was $0.3 million compared to $0.6 million for the six months ended June 30, 2015.

Please refer to the financial tables included below for a reconciliation of generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial results. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

Balance Sheet Summary

Net deferred revenue consists of prepaid third party hardware service agreements, software maintenance service contracts and the related costs and expenses recorded net of the revenue charged. As stated in the footnotes to the financials, the company had deferred revenue of $7.8 million and deferred costs of $6.4 million. This net deferred revenue of $1.4 million at June 30, 2016 will be recognized in income over the term of the contracts, normally one to five years, with three years being the average term.

On June 17, 2016, the Company completed the conversion of approximately $4.5 million of outstanding debt into the newly created Series C Preferred Stock, $0.001 par value at a conversion rate of one share for each $1.00 of principal and accrued but unpaid interest due on the debt.

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About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States and Canada.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding business growth, driving sales, realization of cost efficiencies and cost rationalization initiatives. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Financial Tables Follow

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QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	For the three months		For the six months
	ending June 30,		ending June 30,
	2016	2015	2016	2015
Revenues
Total Revenues	18,896,354	13,557,615	37,290,916	24,233,585

Cost of goods sold
Cost of goods sold	14,925,190	10,226,805	29,501,738	18,508,170

Gross profit	3,971,164	3,330,810	7,789,178	5,725,415

Operating expenses
General and administrative	730,360	600,008	1,624,617	1,456,608
Salary and employee benefits	2,859,411	2,469,891	5,985,812	3,988,791
Depreciation and amortization	526,055	20,368	1,021,642	45,864
Professional fees	217,672	108,083	447,127	196,563
Goodwill impairment	2,300,000	-	2,300,000	-
Total operating expenses	6,633,498	3,198,400	11,379,198	5,687,876

Income (loss) from operations	(2,662,334)	132,410	(3,590,020)	37,539

Other income (expenses):
Restructuring expenses	(569,261)	-	(569,261)	-
Gain on foreign currency	151,978	-	492,490	-
Interest expense	(1,133,189)	(342,794)	(2,048,578)	(738,066)
Other expenses	-	(38,093)	(166)	(38,485)
Other income	4,075	27,350	4,075	95,690
Total other expenses	(1,546,397)	(353,537)	(2,121,440)	(680,861)

Net Income Before Income Taxes	(4,208,731)	(221,127)	(5,711,460)	(643,322)

Provision for Income Taxes	(108,787)	(64,322)	(108,787)	(64,209)

Net loss	$(4,317,518)	$(285,449)	$(5,820,247)	$(707,531)

Other Comprehensive Loss Foreign Currency Adjustments	(54,526)	-	(482,077)	-
Comprehensive Loss from Operations	$(4,372,044)	$(285,449)	$(6,302,324)	$(707,531)

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QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of
	June 30, 2016	December 31, 2015
ASSETS
Current assets
Cash	$492,141	$842,715
Restricted Cash	774,098	690,850
Accounts receivable, net	10,249,173	11,409,258
Inventory, net	3,419,397	2,731,612
Prepaid expenses	1,709,557	730,591
Deferred tax asset, current portion	160,545	160,545
Other current assets	307,731	396,775
Total current assets	17,112,642	16,962,346

Fixed assets, net of accumulated depreciation of $2,133,289 and $1,962,497, respectively	1,361,275	1,450,660
Deferred tax asset	433,997	433,997
Goodwill	18,952,024	21,252,024
Trade name	3,224,981	3,513,481
Intangibles, net	-	8,250
Customer Relationships	6,998,002	7,560,352
Other assets	597,979	689,347

Total assets	$48,680,900	$51,870,457

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$22,815,436	$19,849,978
Accounts payable and accrued liabilities, related party	299,535	177,776
Line of credit	3,823,989	5,450,657
Advances, related party	200,000	400,000
Accrued payroll and sales tax	2,463,005	1,598,335
Deferred revenue, net	946,023	742,976
Current portion of note payable	1,551,789	1,255,477
Notes payable, related parties, current portion	8,183,439	7,146,820
Other current liabilities	286,200	433,784
Total current liabilities	40,569,416	37,055,803

Long term liabilities
Note payable, related party, net of debt discount	8,936,204	13,910,768
Long term portion of note payable	76,638	569,477
Deferred revenue, net	454,812	533,874
Other long term liabilities	468,119	271,902
Total liabilities	50,505,189	52,341,824

Stockholders’ deficit
Series A Preferred stock; $0.001 par value; 1,000,000 shares authorized 0, outstanding as of June 30, 2016 and December 31, 2015, respectively.	-	-
Series B Preferred stock; $0.001 par value; 1 share authorized and 1 share outstanding as of June 30, 2016 and December 31, 2015, respectively, representing 5,200,000 votes.	5,200	5,200
Series C Preferred stock; $0.001 par value; 15,000,000 shares authorized and 4,882,560 shares outstanding as of June 30, 2016 and 0 shares outstanding at December 31, 2015, with a dividend of $0.06 per share payable quarterly.	4,883	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 35,985,478 and 36,871,478 shares outstanding of June 30, 2016 and December 31, 2015, respectively.	35,985	36,871
Additional paid-in capital	22,899,636	17,943,798
Accumulated Other Comprehensive Loss	(482,077)	-
Accumulated deficit	(24,287,916)	(18,457,236)
Total stockholders’ deficit	(1,824,289)	(471,367)
Total liabilities and stockholders’ deficit	$48,680,900	$51,870,457

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QUEST SOLUTION, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ending June 30,		Six Months Ending June 30,
	2016	2015	2016	2015
EBITDA Calculation:
Net loss	(4,317,518)	(285,449)	(5,820,247)	(707,531)
Income Taxes	108,787	64,322	108,787	64,322
Depreciation & Amortization	526,055	20,368	1,021,642	45,864
Goodwill impairment	2,300,000	-	2,300,000	-
Interest Expense	1,133,189	342,794	2,048,578	738,066
Non-admissible foreign exchange gain	(15,321)	-	(251,251)	-
EBITDA	(264,808)	142,035	(592,491)	140,721

Adjusted EBITDA Calculation:

EBITDA	(264,808)	142,035	(592,491)	140,721

Non Cash stock compensation	55,431	458,877	204,442	497,501
Restructuring expenses	569,261	-	569,261	-
Merger related costs	16,488	-	28,188	-
One time nonrecurring costs	23,225	-	41,470	-
Adjusted EBITDA	399,597	600,912	250,870	638,222

Net Revenue	$18,896,354	$13,557,615	$37,290,916	$24,233,585

Adjusted EBITDA as a % of Net Revenue	2.1%	4.4%	0.7%	2.6%

The merger related costs are fees from an independent valuation firm and legal firm which are related to the business acquisitions.

Investor Contact:

Joey Trombino, CFO

(514) 744-1000 ext. 1228

jtrombino@questsolution.com

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